                                                                Exhibit A-3
                      SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.

                                  FORM U-6B-2

                          Certificate of Notification

                                   Filed By

                        CNG Energy Services Corporation


        This certificate is notice that the above named company has issued,

renewed or guaranteed the security or securities described herein which issue,

renewal or guaranty was exempted from the provisions of Section 6(a) of the Act and was neither the subject of a declaration or application on Form U-1 nor included within the exemption provided by Rule U-48.


        1. Type of the security or securities: 20 shares of Common Stock of the CNG Energy Services Corporation ("Common Stock").

        2.  Issue, renewal or guaranty:  Issue.

        3.  Principal amount of each security:  $10,000 per share of Common
            Stock.

        4.  Rate of interest per annum of each security:  Not Applicable.

        5.  Date of issue, renewal or guaranty of security:  January 30, 1997.

        6.  If renewal of security, give date of original issue:  Not
            Applicable.

        7.  Date of maturity of each security:  Not Applicable.

        8. Name of the person to whom each security was issued, renewed or guaranteed.

            Consolidated Natural Gas Company

        9.  Collateral given with each security, if any:  None.

                                                                  Exhibit A-3
        10. Consideration received for each security:

            $10,000 per share or $200,000 total consideration.

        11. Application of proceeds of each security.

            To meet long-term financing requirements of the Company.

        12. The issue, renewal or guaranty of each security was exempt from the provisions of Section 6(a) because of the provisions contained in any rule of the Commission other than Rule U-48.

        13. If the security or securities were exempt from the provisions of
            Section 6(a) by virtue of the first sentence of Section 6(b), give the figures which indicate that the security or securities aggregate (together with all other than outstanding notes and drafts of a maturity of nine months or less, exclusive of days of grace, as to which such company is primarily or secondarily liable) not more than 5 per centum of the principal amount and par value of the other securities of such company then outstanding. (Demand notes, regardless of how long they may have been outstanding, shall be considered as maturing in not more than nine months for purposes of the exemption from Section 6(a) of the Act granted by the first sentence of Section 6(b)).

            Not Applicable.

        14. If the security or securities are exempt from the provisions of
            Section 6(a) because of the fourth sentence of Section 6(b), name the security outstanding on January 1, 1935, pursuant to the terms of which the security or securities herein described have been issued.

            Not Applicable.

        15. If the security or securities are exempt from the provisions of
            Section 6(a) because of any rule of the Commission other than Rule U-48 designate the rule under which exemption is claimed.

            Rule 52.
                                   CNG Energy Services Corporation


                                   By:  J. M. Hostetler
                                        Its Attorney
Date:  May 22, 1997